UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SANFORD EXPLORATION, INC. (Exact name of registrant as specified in its charter)

British Columbia (State of incorporation or organization)	N/A (I.R.S. Employer Identification No.)

1303-1323 Homer Street, Vancouver, British Columbia, Canada (Address of principal executive offices)	V6B 5T1 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered Not applicable	Name of each exchange on which each class is to be registered Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [X ]

Securities Act registration statement file number to which this form relates: 333-138502 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, with par value of $0.001

Item 1.	Description of Registrant's Securities to be Registered.

The description of the Registrant's securities contained in the Registrant's Registration Statement on Form SB-2, filed with the commission under File No. 333-138502, is incorporated by reference into this registration statement.

Item 2.	Exhibits.

The following exhibits are filed with and/or are incorporated by reference into this registration statement:

EXHIBIT INDEX

Exhibit No.	Document Description

3.1 (1)	Articles of Incorporation
3.2 (1)	Bylaws
4.1 (1)	Specimen Stock Certificate
5.1 (1)	Legal Opinion
10.1 (1)	employment agreement with Mr. Poloni
10.2 (1)	employment agreement with Mr. Aliperti
23.1 (1)	Auditor’s Consent
23.2 (1)	Legal Consent*

(1)	Incorporated by reference from our Registration Statement on Form SB-2 filed on November 8, 2006.
*	Included in Exhibit No. 5.1, Legal Opinion

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SANFORD EXPLORATION, INC.

Per: /s/ Fiore Aliperti

Fiore Aliperti

President, Chief Executive Officer, Secretary, Treasurer and Director

(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Date: May 24, 2007